Execution Copy
1

AMENDMENT TO COMMERCIAL PAPER DEALER AGREEMENT
THIS AMENDMENT TO COMMERCIAL PAPER DEALER AGREEMENT (this “Amendment”), dated as of January 6, 2015, between DENTSPLY International Inc., a Delaware corporation (the “Issuer”), and Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.) (the “Dealer”) amends that certain Commercial Paper Dealer Agreement, dated as of March 28, 2002 (the “Agreement”), which sets forth the understandings between the Issuer and the Dealer in connection with the issuance and sale by the Issuer of its short-term promissory notes through the Dealer, as herein provided.
1.All references to “4(2)” in the Agreement are hereby deleted and replaced with “4(a)(2).”
2.The language on the Agreement’s cover page concerning the Issuing and Paying Agency Agreement dated as of August 12, 1999 is hereby deleted in its entirety and replaced with the following:
Concerning Notes to be issued pursuant to an Issuing and Paying Agency Agreement dated as of November 4, 2014 between the Issuer and U.S. Bank National Association, as Issuing and Paying Agent
3.Section 1.6(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)
Offers and sales of the Notes by or through the Dealer shall be made only to: (i) investors reasonably believed by the Dealer to be Qualified Institutional Buyers or Institutional Accredited Investors and (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be an Institutional Accredited Investor.

4.Section 1.6(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

(e)
Offers and sales of the Notes shall be subject to the restrictions described in the legend appearing on Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Notes hereunder, as well as on each individual certificate representing a Note and each Master Note representing book-entry Notes offered and sold pursuant to this Agreement.

5.Section 1.6(j) of the Agreement is hereby deleted in its entirety.

6.Section 2.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.4
The offer and sale of the Notes in the manner contemplated hereby do not require registration of the Notes under the Securities Act, pursuant to the exemption from registration contained in Section 4(a)(2) thereof, and no indenture in respect of the Notes is required to be qualified under the Trust Indenture Act of 1939, as amended.

7.Section 4.3(a) of the Agreement is hereby amended to replace the words “Reg D” with “Regulation FD”.
8.Section 6.13 of the Agreement is hereby deleted in its entirety and all references to “Regulation D” within the Agreement are hereby deleted.

9.Section 6.17 of the Agreement is hereby deleted in its entirety and all references to “Sophisticated Individual Accredited Investor(s)” within the Agreement are hereby deleted.
10.Section 1 of the Agreement’s Addendum is hereby deleted in its entirety and replaced with the following:

1.	The other dealers referred to in clause (b) of Section 1.2 of the Agreement are J.P. Morgan Securities LLC.
For the removal of all doubt, Section 1 of the Agreement’s Addendum as hereby amended shall be deemed to be initialed by the individuals executing this Agreement on behalf of the Issuer and the Dealer.
11.Exhibit A to the Agreement is hereby deleted in entirety and replaced with the following:

Exhibit A
Form of Legend for Private Placement Memorandum and Notes
THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO (THE ISSUER AND THE NOTES, (II) IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND (III) IT IS EITHER (A)(1) AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (2)(i) PURCHASING NOTES FOR ITS OWN ACCOUNT, (ii) A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR (iii) A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION OR OTHER SUCH INSTITUTION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH ACCOUNTS IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR; OR (B) A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT WHICH IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO A PLACEMENT AGENT DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE “PLACEMENT AGENTS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A

TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.
12.Except as expressly set forth above, the Agreement is hereby ratified and affirmed in all other respects and, as amended by this Amendment, remains in full force and effect.
13.This Amendment may be executed in counterparts, each of which for all purposes shall be deemed an original, and all of which collectively constitute one Amendment. Any signature delivered by facsimile or email transmission shall be deemed to be an original signature hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.
ISSUER
DENTSPLY International Inc.
By:
Name: William E. Reardon
Title: Vice President & Treasurer

By:
Name: Andrew M. Smith
Title: Assistant Treasurer

DEALER
Citigroup Global Markets Inc.
By:
Name:
Title: